As filed with the Securities and Exchange Commission on December 31, 2008

Registration No. 333-153486

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	26-3853402 I.R.S. Employer Identification No.)

3rd and Market Streets

P.O. Box A

Halifax, PA 17032

(717) 896-3433

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert M. Garst

Chief Executive Officer

3rd and Market Streets

P.O. Box A

Halifax, PA 17032

(717) 896-3433

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Nicholas Bybel, Jr., Esquire

Erik Gerhard, Esquire

Bybel Rutledge LLP

1017 Mumma Road, Suite 302

Lemoyne, PA 17043

717-731-1700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and upon completion of the consolidation of First Perry Bancorp, Inc. and HNB Bancorp, Inc. with and into Riverview Financial Corporation.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

On December 31, 2008, at 4:01 p.m. eastern time and pursuant to the Agreement and Plan of Consolidation (the “Agreement”), dated as of June 18, 2008, as amended, by and between First Perry Bancorp, Inc. (“First Perry”) and HNB Bancorp, Inc. (“HNB”), Riverview Financial Corporation (the “Corporation”), a Pennsylvania corporation, was formed upon completion of the consolidation of First Perry and HNB and each outstanding share of common stock of First Perry and HNB was converted into 2.435 and 2.520 shares of the Corporation’s common stock, respectively.  Through this Post-Effective Amendment No. 1 the Corporation adopts the Registration Statement on Form S-4 (Registration No. 333-153486) of First Perry.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in these capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless the action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of office as a director, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The bylaws of Riverview provide for (1) indemnification of directors, officers, employees and agents of the registrant and of its subsidiaries, and (2) the elimination of a director’s liability for monetary damages, to the full extent permitted by Pennsylvania law.

Directors and officers of Riverview are also insured against certain liabilities by an insurance policy obtained by Riverview.

Item 21. Exhibits and Financial Statement Schedules

(a)          Exhibits

Exhibit No	Description of Exhibits
2.1*	Agreement and Plan of Consolidation between First Perry Bancorp, Inc. and HNB Bancorp, Inc. dated as of June 18, 2008, as amended.
3.1	Riverview Financial Corporation Articles of Incorporation.
3.2	Riverview Financial Corporation By-laws.
5.1*	Opinion of Bybel Rutledge LLP re: Validity of Securities Registered.
8.1*	Tax Matters Opinion of Bybel Rutledge LLP.
10.1*	Supplement Executive Retirement Plan Agreement for Thomas N. Wasson dated March 29, 2007.
10.2*	Supplement Executive Retirement Plan Agreement for Kirk D. Fox dated March 29, 2007.
10.3*	Executive Employment Agreement between The First National Bank of Marysville and Robert M. Garst dated December 3, 2006, as amended June 18, 2008.
10.4*	Executive Employment Agreement between Halifax National Bank and Thomas N. Wasson dated January 9, 2007.
10.5*	Executive Employment Agreement between Halifax National Bank and Kirk D. Fox dated December 1, 2006, as amended June 18, 2008.
10.6*	Form of The First National Bank of Marysville Director Emeritus Agreement.
10.7*	Form of The First National Bank of Marysville Director Deferred Fee Agreement.
10.8*	First National Bank of Marysville Supplemental Executive Retirement Plan Agreement between First National Bank of Marysville and William Hummel dated January 1, 2003.
10.9*	Executive employment agreement between The First National Bank of Marysville and Paul Zwally dated June 17, 2008.
10.10*	Executive employment agreement between The First National Bank of Marysville and Robert Weilder dated June 18, 2008.
10.11*	Executive employment agreement among First Perry Bancorp, Inc., HNB Bancorp, Inc. and William Hummel dated June 18, 2008.
10.12*	Release Agreement among The First National Bank of Marysville, First Perry Bancorp, Inc., HNB Bancorp, Inc., Halifax National Bank, and William Hummel dated June 18, 2008.
24.1*	Power of Attorney
99.1*	Opinion of Cedar Hill Advisors, LLC (included as Annex D to the joint proxy statement/prospectus)
99.2*	Opinion of Danielson Capital, LLC (included as Annex E to the joint proxy statement/prospectus)
99.3*	Form of Proxy for Special Meeting of Shareholders of First Perry Bancorp, Inc.
99.4*	Form of Proxy for Special Meeting of Shareholders of HNB Bancorp, Inc.

*                                         Previously filed

(b)                                 Financial Statement Schedules

Not applicable.

Item 22. Undertakings

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  (1) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)                                  The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)                                  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)                                    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Halifax, Pennsylvania on December 31, 2008.

RIVERVIEW FINANCIAL CORPORATION

By:	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 31, 2008. KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Garst or Kirk D. Fox, and each of them his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Capacity

/s/ Robert M. Garst	Chief Executive Officer and Director
Robert M. Garst

/s/ Robert Weidler	Chief Financial Officer and Treasurer
Robert Weidler

/s/ Roland R. Alexander	Director
Roland R. Alexander

/s/ Arthur M. Feld	Director
Arthur M. Feld

/s/ James G. Ford, II	Director
James G. Ford, II

/s/ Kirk D. Fox	President and Director
Kirk D. Fox

/s/ R. Keith Hite	Director
R. Keith Hite

/s/ David W. Hoover	Director
David W. Hoover

/s/ William L. Hummel	Director
William L. Hummel

/s/ Joseph D. Kerwin	Director
Joseph D. Kerwin

/s/ James M. Lebo	Director
James M. Lebo

/s/ Paul R. Reigle	Director
Paul R. Reigle

/s/ John M. Schrantz	Director
John M. Schrantz

/s/ David A. Troutman	Director
David A. Troutman

EXHIBIT INDEX

Exhibit No	Description of Exhibits
2.1*	Agreement and Plan of Consolidation between First Perry Bancorp, Inc. and HNB Bancorp, Inc. dated as of June 18, 2008, as amended.
3.1	Riverview Financial Corporation Articles of Incorporation.
3.2	Riverview Financial Corporation By-laws.
5.1*	Opinion of Bybel Rutledge LLP re: Validity of Securities Registered.
8.1*	Tax Matters Opinion of Bybel Rutledge LLP.
10.1*	Supplement Executive Retirement Plan Agreement for Thomas N. Wasson dated March 29, 2007.
10.2*	Supplement Executive Retirement Plan Agreement for Kirk D. Fox dated March 29, 2007.
10.3*	Executive Employment Agreement between The First National Bank of Marysville and Robert M. Garst dated December 3, 2006, as amended June 18, 2008.
10.4*	Executive Employment Agreement between Halifax National Bank and Thomas N. Wasson dated January 9, 2007.
10.5*	Executive Employment Agreement between Halifax National Bank and Kirk D. Fox dated December 1, 2006, as amended June 18, 2008.
10.6*	Form of The First National Bank of Marysville Director Emeritus Agreement.
10.7*	Form of The First National Bank of Marysville Director Deferred Fee Agreement.
10.8*	First National Bank of Marysville Supplemental Executive Retirement Plan Agreement between First National Bank of Marysville and William Hummel dated January 1, 2003.
10.9*	Executive employment agreement between The First National Bank of Marysville and Paul Zwally dated June 17, 2008.
10.10*	Executive employment agreement between The First National Bank of Marysville and Robert Weilder dated June 18, 2008.
10.11*	Executive employment agreement among First Perry Bancorp, Inc., HNB Bancorp, Inc. and William Hummel dated June 18, 2008.
10.12*	Release Agreement among The First National Bank of Marysville, First Perry Bancorp, Inc., HNB Bancorp, Inc., Halifax National Bank, and William Hummel dated June 18, 2008.
24.1*	Power of Attorney
99.1*	Opinion of Cedar Hill Advisors, LLC (included as Annex D to the joint proxy statement/prospectus)
99.2*	Opinion of Danielson Capital, LLC (included as Annex E to the joint proxy statement/prospectus)
99.3*	Form of Proxy for Special Meeting of Shareholders of First Perry Bancorp, Inc.
99.4*	Form of Proxy for Special Meeting of Shareholders of HNB Bancorp, Inc.

*                                         Previously filed